UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 25, 2009

Keryx Biopharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30929 (Commission File Number)	13-4087132 (IRS Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
(Address of Principal Executive Offices)

(212) 531-5965
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01.	Other Events.

On September 25, 2009, Keryx Biopharmaceuticals, Inc. (the “Company”) and certain investors entered into a securities purchase agreement, pursuant to which the Company agreed to sell an aggregate of 8,000,000 shares of its common stock and warrants to purchase up to a total of 2,800,000 shares of its common stock to such investors for gross proceeds of approximately $20 million. The common stock and warrants were sold in units, with each unit consisting of one share of common stock and a warrant to purchase 0.35 of a share of common stock. The purchase price per unit is $2.50. Subject to certain ownership limitations, the warrants are exercisable at any time on or after the initial issue date and on or prior to October 1, 2010, but not thereafter, at an exercise price of $2.65. The exercise price of the warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.

Effective as of September 25, 2009, the Company entered into a placement agent agreement with Rodman & Renshaw, LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of 8,000,000 shares of the Company’s common stock and warrants to purchase up to 2,800,000 shares of the Company’s common stock in a registered direct offering. The Company has agreed to pay the Placement Agent an aggregate fee equal to 6% of the gross proceeds received in the offering, including proceeds received by the Company upon exercise of the warrants, if any. The Company may, at its option, use 1% of the gross proceeds to pay other advisors (such 1% to come out of the fee owed to the Placement Agent).  In addition, the Company has agreed to pay the other advisors a fee equal to 1% of the gross proceeds (such that the total fees due the Placement Agent and the advisors equals 7% of the gross proceeds received in the offering). The Company has also agreed to reimburse the Placement Agent for expenses incurred by it in connection with the offering in an amount up to $25,000.

The net proceeds to the Company from the registered direct offering, after deducting placement agent fees and the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in the offering, are expected to be approximately $18.5 million. The offering closed on September 30, 2009. After giving effect to the offering, the Company has 55,881,356 shares of common stock outstanding.

The common stock, warrants to purchase common stock and shares of common stock issuable upon exercise of the warrants will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission on September 30, 2009, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-161607), which became effective on September 23, 2009. A copy of the opinion of Alston & Bird LLP relating to the legality of the issuance and sale of the shares of common stock, warrants and shares of common stock issuable upon exercise of the warrants in the offering is attached as Exhibit 5.1 hereto.

The foregoing summaries of the terms of the placement agent agreement, the securities purchase agreement and the warrants are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 1.1, 1.2 and 4.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as a part of this report:

Exhibit Number	Description

1.1	Form of Securities Purchase Agreement, dated as of September 25, 2009, by and among the Company and the purchasers thereto.

1.2	Placement Agent Agreement, dated as of September 25, 2009, by and between the Company and Rodman & Renshaw, LLC.

4.1	Form of Warrant Agreement.

5.1	Opinion of Alston & Bird LLP, as counsel to the Company, regarding the legality of the Shares.

23.3	Consent of Alston & Bird LLP, as counsel to the Company (included in Exhibit 5.1).

99.1	Other Expenses of Issuance and Distribution (as required by Item 14 of Form S-3).

99.2	Press Release dated September 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc.
(Registrant)

Date: October 1, 2009	By:	/s/ James F. Oliviero
James F. Oliviero
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Form of Securities Purchase Agreement, dated as of September 25, 2009, by and among the Company and the purchasers thereto.

1.2	Placement Agent Agreement, dated as of September 25, 2009, by and between the Company and Rodman & Renshaw, LLC.

4.1	Form of Warrant Agreement.

5.1	Opinion of Alston & Bird LLP, as counsel to the Company, regarding the legality of the Shares.

23.3	Consent of Alston & Bird LLP, as counsel to the Company (included in Exhibit 5.1).

99.1	Other Expenses of Issuance and Distribution (as required by Item 14 of Form S-3).

99.2	Press Release dated September 25, 2009.